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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                           ________________________

                                   FORM 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported):  May 29, 2001



                           Host Marriott Corporation
              (Exact Name of Registrant as Specified in Charter)



          Maryland                   001-05664                    53-0085950
(State or Other Jurisdiction  (Commission File Number)        (I.R.S. Employer
      of Incorporation)                                     Indemnification no.)


             10400 Fernwood Road
             Bethesda, Maryland                            20817
(Address of Principal Executive Offices)                (Zip Code)



      Registrant's telephone number, including area code:  (301) 380-9000


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Item 5.  Other Events.

     Host Marriott Corporation (the "Company"), Host Marriott, L.P. ("Host LP") and various entities affiliated with The Blackstone Group (the "Blackstone Entities") entered into an Underwriting Agreement dated as of May 29, 2001 (the "Underwriting Agreement") with Salomon Smith Barney Inc. (the "Underwriter"). Pursuant to Host LP's partnership agreement, the Company agreed to issue to the Blackstone Entities 18,200,000 shares of its common stock, par value $.01 per share (the "Common Stock"), upon redemption of units of limited partnership interest in Host LP and, subject to the terms and conditions contained in the Underwriting Agreement, the Blackstone Entities agreed to sell to the Underwriter the 18,200,000 shares of Common Stock for delivery on June 4, 2001.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.



     (A)  Financial statements of business acquired.

          Not applicable.

     (B)  Pro forma financial information.

          Not applicable.

     (C)  Exhibits.


Exhibit No.   Description
-----------   -----------

   1.1 Underwriting Agreement dated as of May 29, 2001 among Host Marriott Corporation, Host Marriott, L.P., Salomon Smith Barney Inc. and the Blackstone Entities.
   8.1        Tax Opinion of Hogan & Hartson L.L.P.

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          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         HOST MARRIOTT CORPORATION


                                         By:  /s/  Robert E. Parsons
                                            ------------------------
Date:  June 4, 2001                         Name: Robert E. Parsons, Jr.
                                            Title: Executive Vice President
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                                 Exhibit Index


Exhibit No.   Description
-----------   -----------
   1.1        Underwriting Agreement dated as of May 29, 2001 among Host
              Marriott Corporation, Host Marriott, L.P., Salomon Smith Barney
              Inc. and the Blackstone Entities.
   8.1        Tax Opinion of Hogan & Hartson L.L.P.